Exhibit 99.1

Monotype Accelerates Earnout in Swyft Media Acquisition

WOBURN, Mass., November 9, 2015 – Monotype Imaging Holdings Inc. (Nasdaq: TYPE), a leading provider of typefaces, technology and expertise for creative applications and consumer devices, today announced that in association with its Jan. 30, 2015 acquisition of Swyft Media, Monotype is accelerating the payment of earnout amounts to Swyft Media shareholders. At the time of the acquisition, the transaction included an opportunity for Swyft Media shareholders to realize up to $15 million in additional consideration based on attainment of certain performance criteria through 2017. Under the newly amended agreement, this amount will be paid over the next three years, beginning in the fourth quarter of 2015. Approximately $5.7 million will be paid during the fourth quarter of 2015 to non-employee Swyft Media shareholders. Approximately $9.3 million remaining will be paid to Swyft Media founder-shareholders in increments of roughly $2 million in January 2018 and $7.3 million in October 2018, provided certain employment terms are met.

“We’re pleased with Swyft’s progress to date, and are encouraged by early indicators of customer adoption and its strategic fit into our value story,” said Doug Shaw, president and chief executive officer at Monotype. “Under the previous earnout structure, we had to run Swyft as a separate entity. By speeding up the earnout, we can now fully integrate Swyft into our organization and offerings and leverage the efficiencies associated with that integration.”

Changes in definition of non-GAAP earnings per diluted share and non-GAAP net adjusted EBITDA

Of the $15 million of contingent consideration to be paid under the amended Swyft agreement, approximately $10 million will be recognized as operating expense through 2018, and will not be deductible for income tax purposes. Beginning in the fourth quarter of 2015, Monotype is amending its definition of non-GAAP earnings per diluted share and non-GAAP net adjusted EBITDA to exclude the impact of acquisition-related contingent consideration adjustments. The impact of these adjustments will be added back in calculating non-GAAP earnings per diluted share and non-GAAP net adjusted EBITDA. These changes more accurately reflect management’s view of Monotype’s business and financial performance. A historical reconciliation of this change is presented in the tables accompanying this release.

Expected financial impact

For the fourth quarter, Monotype continues to expect total revenue of $48.0 to $50.5 million, non-GAAP net adjusted EBITDA of $19.5 to $22.0 million, and non-GAAP earnings per diluted share of $0.29 to $0.33. GAAP earnings per diluted share now is expected to be $0.09 to $0.13, down from prior guidance of $0.20 to $0.24. Operating expenses are now expected to be approximately $30 million, inclusive of $4.2 million of additional expense for the contingent consideration adjustment.

For the full year 2015, Monotype continues to expect total revenue of $189.8 to $192.3 million, net adjusted EBITDA of $69.7 to $72.2 million, and non-GAAP earnings per diluted share of $1.10 to $1.14. GAAP earnings per diluted share is now expected to be $0.63 to $0.67, down from prior guidance of $0.74 to $0.78. Operating expenses are now expected to be approximately $114 million, inclusive of $4.2 million of additional expense for the contingent consideration adjustment.

Forward-looking statements

This press release contains forward-looking statements, including those related to expected future performance, that involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: risks associated with changes in the economic climate, and risks associated with the company’s ability to integrate the acquisition, including the expansion of products and services offered through the acquired company. Additional disclosure regarding these and other risks faced by the company is available in the company’s public filings with the Securities and Exchange Commission, including the risk factors included in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2014 and subsequent filings. The financial information set forth in this press release reflects estimates based on information available at this time. While Monotype may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

About Monotype

Monotype is a leading global provider of typefaces, technology and expertise that enable the best user experience and ensure brand integrity. Headquartered in Woburn, Mass., Monotype provides customers worldwide with typeface solutions for a broad range of creative applications and consumer devices. The company’s libraries and e-commerce sites are home to many of the most widely used typefaces – including the Helvetica®, Frutiger® and Univers® families – as well as the next generation of type designs. Further information is available at www.monotype.com. Follow Monotype on Twitter, Instagram and LinkedIn.

Monotype, Helvetica and Frutiger are trademarks of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Univers is a trademark of Monotype GmbH registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. All other trademarks are the property of their respective owners. ©2015 Monotype Imaging Holdings Inc. All rights reserved.

Investor Relations contact

Chris Brooks

781-970-6120

ir@monotype.com

Press Contact:

Amy Aylward

781-970-6070

amy.aylward@monotype.com

MONOTYPE IMAGING HOLDINGS INC.

OTHER INFORMATION

(Unaudited and in thousands, except share and per share data)

RECONCILIATION OF REPORTED NON-GAAP NET ADJUSTED EBITDA TO ADJUSTED NON-GAAP NET ADJUSTED EBITDA

	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015
Non-GAAP net adjusted EBITDA (as reported)	$19,160	$18,525	$18,022	$18,687	$16,200	$16,360	$17,703
Adjustments for contingent consideration
Swyft
Design by Front		(552)	(600)	(629)

Non-GAAP net adjusted EBITDA (adjusted)	$19,160	$17,973	$17,422	$18,058	$16,200	$16,360	$17,703

RECONCILIATION OF REPORTED NON-GAAP EARNINGS PER DILUTED SHARE TO ADJUSTED NON-GAAP EARNINGS PER DILUTED SHARE

	AS REPORTED
	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015
GAAP earnings per diluted share	$0.21	$0.19	$0.17	$0.23	$0.18	$0.15	$0.20
Amortization, net of tax, per diluted share	0.04	0.04	0.04	0.04	0.03	0.03	0.04
Share based compensation, net of tax, per diluted share	0.04	0.04	0.06	0.06	0.05	0.06	0.07

Non-GAAP earnings per diluted share (as reported)	$0.29	$0.27	$0.27	$0.33	$0.26	$0.24	$0.31

	ADJUSTED
	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015
GAAP earnings per diluted share	$0.21	$0.19	$0.17	$0.23	$0.18	$0.15	$0.20
Amortization, net of tax, per diluted share	0.04	0.04	0.04	0.04	0.03	0.03	0.04
Share based compensation, net of tax, per diluted share	0.04	0.04	0.06	0.06	0.05	0.06	0.07
Contingent consideration adjustment, net of tax, per diluted share		(0.02)	(0.02)	(0.01)

Non-GAAP earnings per diluted share (adjusted)	$0.29	$0.25	$0.25	$0.32	$0.26	$0.24	$0.31

Periods prior to the quarter end June 2014 are unchanged from previously reported amount.

MONOTYPE IMAGING HOLDINGS INC.

OTHER INFORMATION

(Unaudited and in thousands, except share and per share data)

RECONCILIATION OF FORECAST GAAP EARNINGS PER DILUTED SHARE TO FORECAST NON-GAAP EARNINGS PER DILUTED SHARE

	Low End of Guidance	High End of Guidance
	Q4 2015	Q4 2015
GAAP net income	$3,800	$5,400
Amortization, net of tax	1,200	1,200
Share based compensation, net of tax	2,300	2,300
Contingent consideration adjustment, net of tax	4,200	4,200

Non-GAAP net income	$11,500	$13,100

GAAP earnings per diluted share	$0.09	$0.13
Amortization, net of tax, per diluted share	0.03	0.03
Share based compensation, net of tax, per diluted share	0.06	0.06
Contingent consideration adjustment, net of tax, per diluted share	0.11	0.11

Non-GAAP earnings per diluted share	$0.29	$0.33

Weighted average diluted shares used to compute earnings per share	39,400,000	39,400,000

Assumes 35% effective tax rate.

	Low End of Guidance	High End of Guidance
	2015	2015
GAAP net income	$25,100	$26,700
Amortization, net of tax	5,100	5,100
Share based compensation, net of tax	9,000	9,000
Contingent consideration adjustment, net of tax	4,200	4,200

Non-GAAP net income	43,400	45,000

GAAP earnings per diluted share	$0.63	$0.67
Amortization, net of tax, per diluted share	0.13	0.13
Share based compensation, net of tax, per diluted share	0.23	0.23
Contingent consideration adjustment, net of tax, per diluted share	0.11	0.11

Non-GAAP earnings per diluted share	$1.10	$1.14

Weighted average diluted shares used to compute earnings per share	39,400,000	39,400,000

Assumes 33% effective tax rate.

MONOTYPE IMAGING HOLDINGS INC.

RECONCILIATION OF FORECAST GAAP OPERATING INCOME

TO FORECAST NON-GAAP NET ADJUSTED EBITDA

(Unaudited and in thousands)

	Low End of Guidance	High End of Guidance
	Q4 2015	Q4 2015
GAAP operating income	$8,900	$11,400
Depreciation and amortization	2,800	2,800
Share based compensation	3,600	3,600
Contingent consideration adjustment	4,200	4,200

Non-GAAP net adjusted EBITDA	$19,500	$22,000

	Low End of Guidance	High End of Guidance
	2015	2015
GAAP operating income	$41,400	$43,900
Depreciation and amortization	10,700	10,700
Share based compensation	13,400	13,400
Contingent consideration adjustment	4,200	4,200

Non-GAAP net adjusted EBITDA	$69,700	$72,200